UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2016

INTELLIA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Brookline Street, Suite 201, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 285-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 11, 2016, Intellia Therapeutics, Inc. (the “Company”) issued and sold 277,777 shares and 2,777,777 shares (collectively, the “Private Placement Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) to Novartis Institutes for BioMedical Research, Inc. (“NIBRI”) and Regeneron Pharmaceuticals, Inc. (“Regeneron”), respectively, in two separate and concurrent private placements, which occurred concurrent with the closing of the Company’s initial public offering (“IPO”) of its Common Stock.

The aggregate cash purchase price of the Private Placement Shares was approximately $55,000,000, representing a per share price of $18.00, the same price at which shares of the Common Stock were sold to the public in the IPO.

The sale and issuance by the Company of the Private Placement Shares to NIBRI and Regeneron were not registered under the Securities Act of 1933, as amended, (the “Securities Act”) or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and the rules and regulations promulgated thereunder relating to transactions not involving any public offering.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

Amendment and Restatement of Certificate of Incorporation and By-laws

On May 11, 2016, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of its IPO. The Restated Certificate amended and restated the Company’s prior certificate of incorporation in its entirety to, among other things: (i) authorize 120,000,000 shares of common stock; (ii) eliminate all references to the previously existing series of preferred stock; and (iii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series.

In connection with the closing of its IPO, the Company also adopted amended and restated by-laws (the “Restated By-laws”). The Restated By-Laws amended and restated the prior Company’s by-laws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Certificate.

As described in the Company’s Registration Statement on Form S-1 (File No. 333-210689), the Company’s board of directors and pre-IPO stockholders previously approved the Restated Certificate and Restated By-laws to be effective in connection with the closing of the IPO.

A copy of the Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the Restated By-laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events

On May 11, 2016, the Company completed its IPO of 6,900,000 shares of Common Stock at a price to the public of $18.00 per share, which included the exercise in full by the underwriters of their option to purchase 900,000 additional shares of Common Stock. A copy of the press release announcing the closing of the IPO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant

3.2	Second Amended and Restated By-laws of the Registrant

4.1	Form of Common Stock Certificate

99.1	Press release dated May 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIA THERAPEUTICS, INC.

Date: May 17, 2016	By:	/s/ Nessan Bermingham

Nessan Bermingham, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant

3.2	Second Amended and Restated By-laws of the Registrant

4.1	Form of Common Stock Certificate

99.1	Press release dated May 11, 2016